FORM OF CHANGE OF CONTROL AGREEMENT ENTERED INTO
BETWEEN COMMUNITY FINANCIAL CORPORATION AND EACH OF
P. DOUGLAS RICHARD AND CHRIS P. KYRIAKIDES

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CHANGE OF CONTROL AGREEMENT

          THIS AGREEMENT is entered into as of the 26th day of April, 2006 (the "Effective Date") by and between Community Financial Corporation ("CFC"), a Virginia corporation, and [NAME] (the "Executive").

WITNESSETH:

          WHEREAS, CFC owns 100% of the outstanding stock of Community Bank (the "Bank"), a federally chartered savings bank;

          WHEREAS, Executive is the Senior Vice President and President of Hampton Roads Region of CFC and the Bank, and as such is a key executive officer whose continued dedication, availability, advice and counsel to CFC and the Bank is deemed important to the Boards of Directors of CFC and the Bank and to their respective stockholders;

          WHEREAS, CFC wishes to retain the services of Executive free from any distractions or conflicts that could arise as a result of a change in control of CFC or the Bank.

          NOW, THEREFORE, to assure CFC of Executive's continued dedication, the availability of his advice and counsel to the Board of Directors of CFC free of any distractions resulting from a change of control, and for other good and valuable consideration, the receipt and adequacy whereof each party hereby acknowledges, CFC and Executive hereby agree as follows:

          1.   TERM OF AGREEMENT: This Agreement shall remain in effect until cancelled by either party hereto, upon not less than 24 months prior written notice to the other party.

          2.   CHANGE IN CONTROL: If the Executive's employment by the Bank or CFC shall be terminated by the Bank or CFC, other than for Cause or as a result of the Executive's death, disability or retirement, or terminated by the Executive for Good Reason, (all as defined in the employment agreement ("Bank Employment Agreement") between Executive and the Bank) in either case within six (6) months preceding or twenty-four (24) months following a Change in Control of CFC or the Bank, then CFC, in lieu of the Bank's obligations under Section 7(a)(i) of the Bank Employment, Agreement shall:

          (a)   Pay to the Executive in cash (less any amounts previously paid to the Executive pursuant to Section 7(a) of the Bank Employment Agreement following the Executive's termination or resignation of employment), upon the later of the date of such Change of Control or the effective date of the Executive's termination with CFC or the Bank, an amount equal to 299% of the Employee's "base amount" as determined under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"); and

          (b)   Maintain and provide for a period ending at the earlier of (i) one (1) year after the effective date of the Executive's termination or (ii) the date of the Executive's full time employment by another employer, at no cost to the Executive, the Corporation's obligations under Section 7(a)(ii) of the Bank Employment Agreement.

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          (c)   For purposes of this Agreement, a Change of Control of CFC occurs in any of the following events: (i) the acquisition by any "person" or "group" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act")), other than CFC, any subsidiary of CFC or their employee benefit plans, directly or indirectly, as "beneficial owner" (as defined in Rule 13d-3, under the Exchange Act) of securities of CFC representing twenty percent (20%) or more of either the then outstanding shares or the combined voting power of the then outstanding securities of CFC; (ii) either a majority of the directors of CFC elected at CFC's annual stockholders meeting shall have been nominated for election other than by or at the direction of the "incumbent directors" of CFC, or the "incumbent directors" shall cease to constitute a majority of the directors of CFC. The term "incumbent director" shall mean any director who was a director of CFC on the Effective Date and any individual who becomes a director of CFC subsequent to the Effective Date and who is elected or nominated by or at the direction of at least two-thirds of the then incumbent directors; (iii) the shareholders of CFC approve (x) a merger, consolidation or other business combination of CFC with any other "person" or "group" (as defined in Sections 13(d) and 14(d) of the Exchange Act) or affiliate thereof, other than a merger or consolidation that would result in the outstanding common stock of CFC immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least fifty percent (50%) of the outstanding common stock of CFC or such surviving entity or a parent or affiliate thereof outstanding immediately after such merger, consolidation or other business combination, or (y) a plan of complete liquidation of CFC or an agreement for the sale or disposition by CFC of all or substantially all of CFC's assets; (iv) the Bank sells or divests or closes all or substantially all of its operations in Hampton Roads; or (v) any other event or circumstance which is not covered by the foregoing subsections but which the Board of Directors of CFC determines to affect control of CFC and with respect to which the Board of Directors adopts a resolution that the event or circumstance constitutes a Change of Control for purposes of the Agreement.

          The Change of Control Date is the date on which an event described in (i), (ii), (iii), (iv) or (v) occurs.

          3.   LIMITATION OF BENEFITS: It is the intention of the parties that no payment be made or benefit provided to the Executive that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code and any regulations thereunder, thereby resulting in a loss of an income tax deduction by CFC or the imposition of an excise tax on the Executive under Section 4999 of the Code. If the independent accountants serving as auditors for CFC immediately prior to the date of a Change of Control determine that some or all of the payments or benefits scheduled under this Agreement, when combined with any other payments or benefits provided to the Executive on a Change of Control by CFC, the Bank and any affiliate of CFC or the Bank required to be aggregated with CFC or the Bank under Section 280G of the Code, would constitute nondeductible excess parachute payments by CFC under Section 280G of the Code, then the payments or benefits scheduled under this Agreement will be reduced to one dollar less than the maximum amount which may be paid or provided without causing any such payments or benefits scheduled under this Agreement or otherwise provided on a Change of Control to be nondeductible. The determination made as to the reduction of benefits or payments required hereunder by the independent accountants shall be binding on the parties.

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The Executive shall have the right to designate within a reasonable period which payments or benefits scheduled under this Agreement will be reduced; provided, however, that if no direction is received from the Executive, CFC shall implement the reductions under this Agreement in its discretion.

          4.   LITIGATION - OBLIGATIONS - SUCCESSORS:

          (a)   If litigation shall be brought or arbitration commenced to challenge, enforce or interpret any provision of this Agreement, and such litigation or arbitration does not end with judgment in favor of CFC, CFC hereby agrees to indemnify the Executive for his reasonable attorney's fees and disbursements incurred in such litigation or arbitration.

          (b)   CFC's obligation to pay the Executive the compensation and benefits and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which CFC may have against him or anyone else. All amounts payable by CFC hereunder shall be paid without notice or demand. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise.

          (c)   CFC will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of CFC, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in its entirety. Failure of CFC to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to the compensation described in Section 2. As used in this Agreement, "CFC" shall mean Community Financial Corporation and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 4 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          5.   NOTICES: For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:	[NAME] [STREET] [CITY, STATE, ZIP]
If to CFC:	Community Financial Corporation 38 N. Central Avenue P.O. Box 1209 Staunton, VA 24402-1209

or at such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

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          6.   MODIFICATION - WAIVERS - APPLICABLE LAW: No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Executive and on behalf of CFC by such officer as may be specifically designated by the Board of Directors of CFC. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia.

          7.   INVALIDITY - ENFORCEABILITY: The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.   SUCCESSOR RIGHTS: This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his executor or, if there is no such executor, to his estate.

          9.   HEADINGS: Descriptive headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision in this Agreement.

          10.   ARBITRATION: Any dispute, controversy or claim arising under or in connection with this Agreement shall be settled exclusively by arbitration in Staunton, Virginia (or as close thereto as feasible) in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. CFC shall pay all administrative fees associated with such arbitration. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Subject to Section 4(a), unless otherwise provided in the rules of the American Arbitration Association, the arbitrators shall, in their award, allocate between the parties the costs of arbitration, which shall include reasonable attorneys' fees and expenses of the parties, as well as the arbitrator's fees and expenses, in such proportions as the arbitrators deem just.

          11.   CONFIDENTIALITY - NONSOLICITATION:

          (a)   The Executive acknowledges that CFC may disclose certain confidential information to the Executive during the term of this Agreement to enable him to perform his duties hereunder. The Executive hereby covenants and agrees that he will not, without the prior

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written consent of CFC, during the term of this Agreement or at any time thereafter, disclose or permit to be disclosed to any third party by any method whatsoever any of the confidential information of CFC. For purposes of this Agreement, "confidential information" shall include, but not be limited to, any and all records, notes, memoranda, data, ideas, processes, methods, techniques, systems, formulas, patents, models, devices, programs, computer software, writings, research, personnel information, customer information, CFC's financial information, plans, or any other information of whatever nature in the possession or control of CFC which has not been published or disclosed to the general public, or which gives to CFC an opportunity to obtain an advantage over competitors who do not know of or use it. The Executive further agrees that if his employment hereunder is terminated for any reason, he will leave with CFC and will not take originals or copies of any records, papers, programs, computer software and documents and all matter of whatever nature which bears secret or confidential information of CFC.

          (b)   The foregoing paragraph shall not be applicable if and to the extent the Executive is required to testify in a judicial or regulatory proceeding pursuant to an order of a judge or administrative law judge issued after the Executive and his legal counsel urge that the aforementioned confidentiality be preserved.

          (c)   The foregoing covenants will not prohibit the Executive from disclosing confidential or other information to other employees of CFC or any third parties to the extent that such disclosure is necessary to the performance of his duties under this Agreement.

          12.   COMPLIANCE WITH SECTION 409A OF THE CODE: Notwithstanding anything herein to the contrary, any payments to be made in accordance with this Agreement shall not be made prior to the date that is 185 calendar days from the date of termination of employment of the Executive if it is determined by CFC in good faith that such payments are subject to the limitations set forth at Section 409A of the Code and regulations promulgated thereunder, and payments made in advance of such date would result in the requirement that Executive pay additional interest and taxes in accordance with Section 409A(a)(1)(B)of the Code.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date referred to above.

EXECUTIVE
ATTEST:	[NAME]
COMMUNITY FINANCIAL CORPORATION
ATTEST:	By: